SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [   ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[   ] Preliminary proxy statement.

[   ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[   ] Definitive proxy statement.

[X] Definitive additional materials.

[  ]  Soliciting material under Rule 14a-12.

ROMA FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS VI, L.P.
STILWELL PARTNERS, L.P.
STILWELL ASSOCIATES, L.P.
STILWELL VALUE LLC
JOSEPH STILWELL

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)        Amount Previously Paid:

    (2)        Form, Schedule or Registration Statement No.:

    (3)        Filing Party:

    (4)        Date Filed:

EXPLANATORY NOTE

The materials below are being used in connection with a solicitation of proxies in opposition to the director slate nominated by management of Roma Financial Corporation (the "Company") for election at the Company's 2007 annual meeting of stockholders. The solicitation is being conducted by Stilwell Value Partners VI, L.P., Stilwell Partners, L.P., Stilwell Associates, L.P., Stilwell Value LLC, and Joseph Stilwell (collectively, the "Group").

On April 2, 2007, the Group filed with the Securities and Exchange Commission (the "Commission") a definitive proxy statement in connection with the Company's 2007 annual meeting of stockholders. Copies of the definitive proxy statement were mailed to stockholders beginning April 2, 2007. Investors and security holders are urged to read the Group's definitive proxy statement and additional definitive soliciting material because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Group with the Commission at the Commission's website at www.sec.gov. The definitive proxy statement and these other documents may also be obtained for free by writing to Mr. Joseph Stilwell at 26 Broadway, 23rd Floor, New York, New York 10004, or by contacting D.F. King & Co. at 1-800-659-6590.

* * *

VOTE TO WITHHOLD ON DIRECTORS ON THE GREEN CARD!

YOUR VOTE IS IMPORTANT!

VOTE BY TELEPHONE OR VIA THE INTERNET!

VOTE BY INTERNET	VOTE BY TELEPHONE

It is fast and convenient, and your vote is immediately confirmed and recorded.	Call TOLL-FREE on a touch-tone telephone using the 800 number shown below.
Follow these four easy steps to vote online:	Follow these four easy steps to vote via telephone:

1. Read the accompanying proxy statement and voting form.

2. Go to the Web site www.proxyvote.com.

3. Enter your 12-digit Control Number located on the label of your voting form.

4. Follow the instructions provided.
1. Read the accompanying proxy statement and voting form.

2. Please call toll-free 1-800-454-8683.

3. Enter your 12-digit Control Number located on the label of your voting form.

4. Follow the recorded instructions.